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                                                                   EXHIBIT 10.07
                                                                   -------------
                              EMPLOYMENT AGREEMENT

     AGREEMENT by and between ICON Capital Corp., a corporation organized and existing under the laws of the State of Connecticut (the "Company"), and Gary Silverhardt (the "Employee"), dated as of August 20, 1996

                            -----------------------

     Pursuant to the Stock Purchase Agreement between ICON Holding Corp. and Peter D. Beekman, dated as of the date hereof (the "Purchase Agreement"), the stock of the Company has been sold to ICON Holdings Corp. and, in order to obtain Employee's services following the closing of the Purchase Agreement, the Company and Employee have each decided to enter into this Employment Agreement

                            -----------------------

     1.  Employment Period.
         -----------------

     (a) The terms and conditions of this Agreement shall be and remain in effect during the continuation of the Employee's employment hereunder (the "Employment Period"). The Employment Period shall commence on the date hereof ("Effective Date") and shall continue for an initial term of 24 months ("Initial Period") and thereafter until terminated pursuant to the terms hereof.

     (b) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating the Employee's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company, and the Employee in the event of any such termination shall be determined under this Agreement.

     2.  Terms of Employment.
         -------------------

     (a) Position and Duties:
         -------------------

         (i) commencing on the Effective Date and for the remainder of the Employment Period, the Employee shall be engaged as a Chief Financial officer and Vice President of the Company with an office located at 600 Mamaroneck Avenue, Harrison, New York reporting to the Chief Executive Officer of the Company and shall have such duties, responsibilities and authority as shall be consistent therewith and as the Chief Executive Officer of the company shall from time to time determine; and

         (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote full business time to the business and affairs of the
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          Company, except as noted in Section 2(b)(xi) and use all reasonable efforts to perform faithfully and efficiently such duties, responsibilities and authority.

     (b)  Compensation.
          ------------

          (i) Base Salary.  Effective as of the Effective Date, the Employee
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          shall receive a base salary ("Base Salary") at a rate of $170,000 per year. The Board of Directors may, at its sole discretion, increase the Base Salary form the beginning of each subsequent fiscal year of the Company, based upon its review of the Company's and the Employee's performance;

          (ii) Annual Bonus.  In addition to Base Salary, the Employee shall
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          receive for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") as set forth in Exhibit A. Unless the Employee shall elect to defer the receipt of any part of the Annual Bonus, each such payment shall be paid promptly, but in no event more than thirty (30) days, after the Company's receipt of the audited financial statements of the Company for the fiscal year or, as the case may be, preparation of the Company's monthly management accounts for the relevant period;

          (iii) Incentive, Savings and Retirement Plans.  During the Employment
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          Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs, if any, applicable generally to other employees of the Company;

          (iv) Welfare Benefit Plans.  During the Employment Period, the
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          Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits currently entitled to under the Company's welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, major medical, hospital, prescription, dental, short-term and long-term disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, if any);

          (v) Expenses.  During the Employment Period, the Employee shall be
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          entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in the performance of his duties hereunder;

          (vi) Vacation.  The Employee shall be entitled to at least four weeks
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          annual paid vacation during the
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          Employment Period.  Unused vacation shall be carried forward without limitation;

          (vii) Payment Schedule.  Base Salary shall be paid in accordance with
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          the regular payroll policies of the Company as determined by the Board of Directors from time to time but in no event less frequently than monthly; and

          (viii) Automobile.  The Employee will be entitled to an automobile
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          which will be leased and paid for by the Company (including insurance, maintenance and normal operating costs, including all fuel costs) and provided to the Employee during the Employment Period. The Employee may choose the make and model of the automobile so long as the monthly lease payment does not exceed $600 per month on a three year contract.

          (ix) Relocation Costs.  If the Company moves from its current
               ----------------
          principal business address, 600 Mamaroneck Avenue, harrison, New York, and both the Company and the Employee agree, acting in good faith, that it is in their mutual best interests for the Employee to relocate, the Company shall reimburse Employee for all reasonable expenses associated with said relocation, including all costs associated with the sale of the Employee's old residence and purchase of a new residence. If the Employee chooses not to relocate such action shall not be construed as Cause to terminate the Employee's
                       ---
          employment.

          (x) Industry Participation.  The Employee shall be encouraged to
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          actively participate in IPA, EAEL, ELA, including reasonable attendance at annual meetings and other important events at the Company's expense.

     3.   Termination of Employment.
          -------------------------

     (a)  Death or Disability.  The Employee's employment shall terminate
          -------------------
automatically upon the Employee's death during the Employment Period. If the company determines in good faith that the Disability (as defined below) of the Employee has occurred during the Employment Period, it may give to the Employee written notice in accordance with this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and
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permanent by a physician selected by the Company or its insurers; provided, that the Employee shall be entitled, during the aforesaid 30 day period, to challenge any determination of Disability by such a physician, and in the event of such a challenge, the final decision shall be made by a physician selected by the Company's physician and the Employee's physician.

     (b) Cause.  The company may terminate the Employee's employment during the
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Employment Period for Cause.  For purposes of this Agreement, "Cause" shall mean dishonest conduct in connection with the performance of Employee's duties hereunder, breach of fiduciary duty to the Company or its shareholders involving personal profit, intentional failure to perform those duties stated in Section 2(a)(i) under this Agreement, or fraud or conviction of a felony resulting in or intended to result in injury to the Company;

     (c) By Employee.  Employee may terminate this Agreement at any time during
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the Employment Period if the Company fails to pay the Employee any amount due hereunder within five days after such payment is due or the Company fails to perform any of its material obligations hereunder ("Employee Termination").

     (d) Notice of Termination.  Any termination by the Company for Cause or
         ---------------------
any Employee Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies he termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or establishing the right to an Employee Termination shall not waive any right of the Employee or the company hereunder or preclude the Employee or the Company form asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

     (e) Date of Termination.  "Date of Termination" means (i) if the Employee's
         -------------------
employment is terminated by the Company for Cause or pursuant to an Employee Termination, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Employee of such termination and (iii) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be.
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     (f) Right to Cure.  Notwithstanding any provision herein to the contrary,
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the Company or Employee, as applicable, shall have a right to cure the matters giving rise to an Employee Termination or for Cause Termination, respectively, for a period of 30 days commencing upon the receipt of the Notice of Termination. If Employee successfully cures such matters within such thirty day period, the termination of this Agreement or any provision hereof noticed in such Notice of Termination shall be void and ineffective.

     4.  Obligations of the Company Upon Termination.
         -------------------------------------------

     (a) Other Than for Cause, Death or Disability.  If the company shall
         -----------------------------------------
terminate the Employee's employment other than for Cause, death or Disability, or in the event of an Employee Termination, the Company shall pay to the Employee in a lump sum in cash within 10 days after his Date of Termination, the aggregate of the sum of (A) an amount equal to the remainder of the Base Salary yet unpaid under this Agreement up to the date of expiration of the Initial Period or six months Base Salary, whichever is the greater, (b) any compensation previously deferred by the Employee, (C) any accrued vacation pay, and (D) any Annual Bonus determined in accordance with Exhibit A.

     (b) Death; Disability.  If the Employee's employment is terminated by
         -----------------
reason of the Employee's death or Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives, as the case may be, under this Agreement, other than for payment of any deferred payments.

     (c) Cause, Voluntary Termination.  If the Employee's employment shall be
         ----------------------------
terminated for Cause during the Employment Period or in the event the Employee voluntarily terminates employment during the Employment Period, this Agreement shall terminate without further obligations to the Employee.

     5.  Covenant Not to Compete.  For a period of six months from and after
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the date of this Agreement, the Employee will not: (i) render services to, or for, whether as an employee, director, officer or consultant, any of the following, their respective Affiliates or their respective successors or assigns: ATEL Financial Corp., Capital Associates, Inc., Commonwealth Income & Growth Fund, Inc., Cronos Capital Corp., Mobile Storage Investors, Inc., Phoenix Leasing Associates, PLM Financial Services, Inc., Textainer Capital Corp., Triumphe Leasing/Gerald Horwitz, (ii) induce or cause any employee of the company to leave the employ of the Company, or (iii) directly or indirectly promote the sale of competing securities through any of the broker/dealers currently selling ICON Cash Flow Partners LP Seven. From and after the Closing Date Employee shall not knowingly directly or indirectly take part in or influence or seek to influence the course or outcome of any negotiations or discussions between any of the Partnerships (or any person representing the interest of any of the Partnerships) and any person who, as of the Closing Date, is the lessee or user of any equipment owned by any of the Partnerships or in which any of the Partnerships has an interest. If the final judgement of a court of competent jurisdiction declares that any term or provision of this section 5(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgement may be appealed.

Notwithstanding the above, this Section 5 shall not prohibit the Employee from passively owning less than five percent (5%) of the shares of any corporation or entity that is publicly traded on a securities exchange or over-the-counter market.

     6.  Confidential Information.
         ------------------------

     (a) From the date hereof and for a period of 5 years thereafter, the Employee shall not at any time or in any manner, directly or indirectly, knowingly disclose to any party, other than the Company or at the request of the Company, any trade secrets or Confidential Information (as defined below) of the Company. AS used herein, Confidential Information shall mean information known to or obtained by Employees prior to the Closing under the Purchase Agreement or thereafter as an employee of the Company and not generally known in the Company's industry and that relates in any way to the business of the Company at any time during the Employment Period, including without limitation any and all data bases, trade secrets, know-how, and other intellectual property obtained or developed during the Employment Period.

     (b) Employee acknowledges that during the course of his employment with the Company he may develop or otherwise acquire papers, files or other records involving or relating to trade secrets or Confidential Information. All such papers, files and other records shall be the exclusive property of the company and shall, together with any and all copies thereof, be returned to the Company upon the termination of Employee's employment with the Company.

     7.  Specific Performance.  The Employee acknowledges that the covenants of
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the Employee in Section 5 and Section 6 are special and that the Company will be irreparably harmed if the Employee's obligations thereunder are not specifically enforced and that the Company would not have an adequate remedy at law in the event of a violation or threatened violation thereof. Therefore, the Employee agrees that the Company shall be entitled to an injunction or a remedy of specific performance for any actual or threatened violations or breach by the Employee without
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necessity of the Company showing actual damages or that monetary damages would not afford an adequate remedy. Employee shall have no personal monetary liability arising out of or in connection with this Agreement, except to the extent the Company suffers injury on account of the Employee's willful and intentional actions resulting in or intended to result in injury to the Company and only to the extent such willful and intentional actions result in personal gain to the Employee.

     8.  Successors and Termination.  This Agreement is personal to the
         --------------------------
Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives. This Agreement may not be assigned by the Company without the prior written consent of Employee.

     9.  Miscellaneous.
         -------------

     (a) The laws of the State of New York shall govern this Agreement and any interpretations or constructions thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives, as the case may be.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier or by facsimile (with a hard copy mailed) addressed as follows:

     If to the Employee
     ------------------

     Gary Silverhardt
     17 Sunnyside Place
     Irvington, New York 10533

     If to the Company
     -----------------

     ICON Capital Corp.
     600 Mamaroneck Avenue
     Harrison, New York
     Attention:  President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
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     (c) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

     (g) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the words of any gender shall include each other gender where appropriate.

     (h) Any disputes, controversies, or claims arising between the parties hereto arising out of or relating to this Agreement, or any provision thereof, or the breach, termination or invalidity hereof, or the rights and obligations created hereunder by the parties hereto (collectively "Disputes"), shall be finally determined and settled by arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"), as such are in force at the time a demand for arbitration is made, as described below.

             Rider A to Employment Agreement with Gary Silverhardt
             -----------------------------------------------------

Profit Sharing Plan
-------------------

1.  Period to March 31, 1997:  The Annual Bonus for the Employee shall be
    ------------------------
computed by multiplying 0.20% against the total amount of equity raised by the company under the Series 7 Fund, or any other partnership offering or substitute thereof by the Company during the period commencing on April 1, 1996 and ending on March 31, 1997 or, if earlier, the date on which the Employment Period ends.

2.  Fiscal years commencing on and after April 1, 1997:
    --------------------------------------------------

    (a) The Annual Bonus for each fiscal year of the company commencing on or after April 1, 1997 shall be computed in accordance with the non-qualified profit sharing plan in effect for the time being for certain executive employees of the Company (the "Plan"). The Plan shall be based upon the company's earnings before income tax for the relevant fiscal year. The following principles shall be applied in formulating the Plan:

         (i) the Employee shall be consulted and shall participate in the formulation of the Plan including the process of setting the company's budget and targeted earnings before income taxes;

         (ii) the Employee's participation in the Plan shall be formulated so that, assuming the Company achieves its targeted earning before income tax, the Annual Bonus shall be not less than $70,000;

         (iii) for the purposes of the Plan, payments to the Company's stockholders or affiliates in excess of the amounts budgeted for the relevant fiscal year shall be discounted;

     (b) For the fiscal year commencing April 1, 1997 (but not for any subsequent fiscal year) the Employee may elect, up to 14 days following completion of formulation of the Plan or in the absence of a completed plan to receive Annual Bonus of 85% of the amount actually paid pursuant to paragraph 1 above instead of Annual Bonus under the Plan.

     (c) If the Employment Period ends other than at the end of the Company's fiscal year, Annual Bonus shall be based on the Company's earnings before income tax disclosed in management accounts for the period ending on the last day of the calendar month prior to that in which the Employment Period ends.